Exhibit 99.1

Contact:
Peter Bragdon
Columbia Sportswear Company
(503) 985-4305
pbragdon@columbia.com

COLUMBIA SPORTSWEAR COMPANY
REPORTS THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS;
UPDATES FULL YEAR 2017 FINANCIAL OUTLOOK

Third Quarter and Year-to-date 2017 Highlights:

•	Third quarter net sales increased less than 1 percent to $747.4 million.

•
Third quarter net income increased 5 percent to $87.7 million, or $1.25 per diluted share, including program expenses and discrete costs of approximately $2.1 million net of tax, or $0.03 per diluted share, related to the company's "Project CONNECT" operating model assessment.

•	Year-to-date net sales increased 2 percent to a record $1,690.1 million.

•
Year-to-date net income increased 5 percent to $112.2 million, or $1.59 per diluted share, including program expenses and discrete costs of approximately $5.4 million net of tax, or $0.08 per diluted share, related to Project CONNECT.

•	Cash and short-term investments totaled $430.3 million at September 30, 2017.

•	The board of directors approved a 6 percent increase in the company's regular quarterly dividend to $0.19 per share.

Updated Fiscal Year 2017 Financial Outlook:

•	Net sales growth of approximately 3 percent compared with 2016 net sales of $2.38 billion, including less than 1 percentage point positive effect from changes in currency exchange rates.

•
Operating income between approximately $243 million and $252 million, representing operating margin of up to approximately 10.3 percent, including approximately $15.0 million of program expenses and discrete costs related to Project CONNECT.

•	An effective income tax rate of approximately 23.0 percent.

•
Net income between approximately $183 million and $190 million, or $2.60 to $2.70 per diluted share, including program expenses and discrete costs of approximately $9.5 million net of tax, or $0.14 per diluted share, related to Project CONNECT.

PORTLAND, Ore. - October 26, 2017 - Columbia Sportswear Company (NASDAQ: COLM) today announced net sales of $747.4 million for the third quarter ended September 30, 2017, an increase of less than 1 percent compared with net sales of $745.7 million for the third quarter of 2016. Third quarter 2017 net income increased 5 percent to $87.7 million, or $1.25 per diluted share, including program expenses and discrete costs of approximately $2.1 million net of tax, or $0.03 per diluted share, related to the company's "Project CONNECT" operating model assessment, compared to third quarter 2016 net income of $83.6 million, or $1.18 per diluted share.

Through the first nine months of 2017, net sales increased $30.5 million, or 2 percent, to a record $1,690.1 million, compared to $1,659.6 million in the comparable 2016 period. Year-to-date 2017 net income increased 5 percent, to $112.2 million, or $1.59 per diluted share, including program expenses and discrete costs of approximately $5.4 million net of tax, or $0.08 per diluted share, related to Project CONNECT, compared to net income of $107.2 million, or $1.52 per diluted share, in the comparable 2016 period.

President and Chief Executive Officer Tim Boyle commented, "We're pleased to report better than expected third quarter results, including continued strong sales growth in our European wholesale and U.S. direct-to-consumer businesses, as well as growth in each of our international regions. While our U.S. business adapts to ongoing structural changes, our improved profitability outside the U.S. illustrates the strength of our global business model.

"We are also pleased to reiterate our full year 2017 financial outlook, which now incorporates the anticipated costs of Project CONNECT. In addition, based upon advance orders for Spring 2018 we are optimistic that we will continue to generate global growth, including a return to growth in our U.S. wholesale business in the first half of 2018.

"Our powerful balance sheet, with $430 million in cash and no long-term debt, provides the flexibility to adapt our business as our major markets evolve. It is from this position of strength and confidence that we are moving steadily forward on Project CONNECT, identifying strategic organizational and operational initiatives to accelerate execution of our strategic plan and to increase demand creation to drive further profitable growth in 2018 and beyond."

Third Quarter Results
(All comparisons are between third quarter 2017 and third quarter 2016, unless otherwise noted.)

Third quarter consolidated net sales increased less than 1 percent (declined less than 1 percent constant-currency), including:

•
20 percent net sales growth in the EMEA region (15 percent constant-currency), to $87.5 million, including a net sales increase of more than 20 percent (high-teen percent constant-currency) in the company's European wholesale and direct-to-consumer businesses, and a low-double-digit percentage increase in net sales to EMEA distributors;

•
9 percent net sales growth in the LAAP region (11 percent constant-currency), to $123.0 million, reflecting increased net sales to LAAP distributors and increased net sales in China and Korea, partially offset by a small net sales decline in Japan; and

•	8 percent net sales growth in Canada (4 percent constant-currency), to $80.9 million;
partially offset by:

•
a 6 percent net sales decline in the U.S. to $456.0 million, consisting of a low-double-digit percentage decline in wholesale net sales, partially offset by low-double-digit percentage growth in direct-to-consumer net sales. (See "Geographical Net Sales" table below.)

Global Columbia brand net sales increased 2 percent to $598.3 million. Global SOREL brand net sales decreased 7 percent (8 percent constant-currency) to $81.7 million. Global prAna brand net sales decreased 3 percent to $36.8 million. Global Mountain Hardwear brand net sales decreased 4 percent to $29.4 million. (See "Brand Net Sales" table below.)

Global Apparel, Accessories and Equipment net sales increased 1 percent to $580.0 million. Global Footwear net sales decreased 2 percent (3 percent constant-currency) to $167.4 million. (See "Categorical Net Sales" table below.)

Third quarter income from operations totaled $122.9 million, or 16.4 percent of net sales, including program expenses and discrete costs of approximately $3.3 million related to Project CONNECT, compared to $123.6 million, or 16.6 percent of net sales, for the same period in 2016.

The effective income tax rate was 26.4 percent in the third quarter of 2017, reflecting a favorable shift in the geographic mix of taxable income compared to the 29.7 percent effective income tax rate for the same period in 2016.

Third quarter net income increased 5 percent to $87.7 million, or $1.25 per diluted share, including program expenses and discrete costs of approximately $2.1 million net of tax, or $0.03 per diluted share, related to Project CONNECT, compared with third quarter 2016 net income of $83.6 million, or $1.18 per diluted share.

Balance Sheet
The company ended the quarter with $430.3 million of cash and short-term investments, compared with $219.7 million at September 30, 2016.

Consolidated inventories of $558.6 million at September 30, 2017 were 5 percent lower than the $588.0 million balance at September 30, 2016.

Share Repurchases and Dividends
During the first nine months of 2017, the company repurchased 665,095 shares of common stock at an aggregate purchase price of $35.5 million. No repurchases were made during the third quarter. At September 30, 2017, approximately $137.9 million remained available under the current stock repurchase authorization, which does not obligate the company to acquire any specific number of shares or to acquire shares over any specified period of time.

The board of directors authorized a 6 percent increase in the company's regular quarterly cash dividend to $0.19 per share, payable on November 30, 2017 to shareholders of record on November 16, 2017.

Updated 2017 Financial Outlook
All projections related to anticipated future results are forward-looking in nature and are subject to risks and uncertainties which may cause actual results to differ, perhaps materially. Projections are predicated on normal seasonal weather globally. In addition, our 2017 outlook assumes that current macro and market conditions in key markets do not worsen for the balance of the year.

The company's annual net sales are weighted more heavily toward the Fall season, while operating expenses are more equally distributed throughout the year, resulting in a highly seasonal profitability pattern weighted toward the second half of the fiscal year.

Compared with the company's previous 2017 financial outlook provided on July 27, the following updated 2017 financial outlook now includes program expenses and discrete costs related to Project CONNECT of approximately $15.0 million ($9.5 million net of tax, or $0.14 per diluted share). Approximately $8.6 million ($5.4 million net of tax, or $0.08 per diluted share) has been incurred through the first nine months of 2017.

The company currently expects 2017 net sales growth of approximately 3 percent compared with 2016 net sales of $2.38 billion, including less than 1 percentage point positive effect from changes in foreign currency exchange rates.

The company expects fiscal year 2017 gross margins to improve by approximately 20 basis points compared with 2016 gross margins of 46.7 percent, and for selling, general and administrative ("SG&A") expenses to increase approximately 5.4 percent compared with 2016 SG&A expenses, including program expenses and discrete costs of approximately $15.0 million related to Project CONNECT and a planned increase in global demand creation spend, resulting in approximately 80 basis points of SG&A expense deleverage compared with our SG&A expense ratio of 36.4 percent in 2016. The full year effective tax rate is expected to be approximately 23 percent.

Based on the above assumptions, the company expects 2017 operating income between approximately $243 million and $252 million, representing anticipated 2017 operating margin of up to approximately 10.3 percent. Net income attributable to Columbia Sportswear Company is expected to be between approximately $183 million and $190 million, or approximately $2.60 to $2.70 per diluted share.

A more detailed discussion of the company's third quarter financial results and updated 2017 outlook can be found in the "CFO Commentary on Third Quarter Financial Results and Updated 2017 Financial Outlook" available on the company's investor relations website: http://investor.columbia.com/results.cfm.

CFO's Commentary on Third Quarter and Year-to-date Financial Results and Updated 2017 Financial Outlook Available Online
At approximately 4:15 p.m. ET today, a commentary by Jim Swanson, Senior Vice President and Chief Financial Officer, reviewing the company's third quarter financial results and updated 2017 financial outlook will be furnished to the SEC on Form 8-K and published on the company's website at http://investor.columbia.com/results.cfm. Analysts and investors are encouraged to review this commentary prior to participating in the conference call.

Conference Call
The company will host a conference call on Thursday, October 26, 2017 at 5:00 p.m. ET to review its third quarter and year-to-date financial results and updated 2017 financial outlook. Dial 877-407-9205 to participate. The call will also be webcast live on the investor relations section of the company's website at http://investor.columbia.com.

Fourth Quarter 2017 Reporting Schedule
Columbia Sportswear Company plans to report financial results for the fourth quarter on Thursday, February 8, 2018 at approximately 4:00 p.m. ET. Following issuance of the earnings release, a commentary reviewing the company's fourth quarter and full year financial results and initial 2018 financial outlook will be furnished to the SEC on Form 8-K and published on the investor relations section of the company's website at http://investor.columbia.com/results.cfm. A public webcast of Columbia's earnings conference call will follow at 5:00 p.m. ET at www.columbia.com.

Supplemental Constant-Currency Financial Information
The company reports its financial information in accordance with accounting principles generally accepted in the United States ("GAAP"). To supplement financial information reported in accordance with GAAP, the company discloses constant-currency net sales information, which is a non-GAAP financial measure, to provide a framework to assess how the business performed excluding the effects of changes in the exchange rates used to translate net sales generated in foreign currencies into U.S. dollars. The company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the exchange rates that were in effect during the comparable period of the prior year. Management believes that this non-GAAP financial measure reflects an additional and useful way of viewing an aspect of our operations that, when viewed in conjunction with our GAAP results, provides a more comprehensive understanding of our business and operations. In particular, investors may find the non-GAAP measures useful by reviewing our net sales results without the volatility in foreign currency exchange rates.  This non-GAAP financial measure also facilitates management's internal comparisons to our historical net sales results and comparisons to competitors' net sales results. Constant-currency financial measures should be viewed in addition to, and not in lieu of or superior to, our financial measures calculated in accordance with GAAP. The company provides a reconciliation of this non-GAAP measure to the most directly comparable financial measure calculated in accordance with GAAP. (See "Supplemental Financial Information - Net Sales Growth - Constant-currency Basis" tables below.) The constant-currency information presented may not be comparable to similarly titled measures reported by other companies.

About Columbia Sportswear Company
Columbia Sportswear Company has assembled a portfolio of brands for active lives, making it a leader in the global active lifestyle apparel, footwear, accessories, and equipment industry. Founded in 1938 in Portland, Oregon, the company's brands are today sold in approximately 90 countries. In addition to the Columbia® brand, Columbia Sportswear Company also owns the Mountain Hardwear®, SOREL®, prAna®, and OutDry® brands. To learn more, please visit the company's websites at www.columbia.com, www.mountainhardwear.com, www.sorel.com, www.prana.com, and www.outdry.com.

Forward-Looking Statements
This document contains forward-looking statements within the meaning of the federal securities laws, including statements regarding anticipated results, net sales and net sales growth, gross margins, operating expenses, operating income, operating margins, net income, selling, general and administrative expenses, income tax rates, earnings per share, the effects of changes in foreign currency exchange rates, the performance of our U.S. wholesale business, and the expected results, expenses and execution of Project CONNECT. Forward-looking statements often use words such as "will," "anticipate," "estimate," "expect," "should" and "may" and other words and terms of similar meaning or reference future dates. The company's expectations, beliefs and projections are expressed in good faith and are believed to have a reasonable basis; however, each forward-looking statement involves a number of risks and uncertainties, including those set forth in this document, those described in the company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q under the heading "Risk Factors," and those that have been or may be described in other reports filed by the company, including reports on Form 8-K. Potential risks and uncertainties that may affect our future revenues, earnings and performance and could cause the actual results of operations or financial condition of the company to differ materially from the anticipated results expressed or implied by forward-looking statements in this document include: loss of key customer accounts; our ability to effectively implement IT infrastructure and business process initiatives and to maintain the strength and security of our IT systems; the effects of unseasonable weather, including global climate change; trends affecting consumer traffic and spending in direct-to-consumer channels; our ability to implement our growth strategies; unfavorable economic conditions generally, the financial health of our customers and changes in the level of consumer spending, apparel preferences and fashion trends; changes in international, federal or state tax, labor and other laws and regulations that affect our business, including changes in corporate tax rates or increasing wage rates; volatility in global production and transportation costs and capacity; risks inherent in doing business in foreign markets, including fluctuations in currency exchange rates; our ability to attract and retain key personnel; risks associated with our joint venture; higher than expected rates of order cancellations; increased consolidation of our wholesale customers; our ability to effectively source and deliver our products to customers in a timely manner; our dependence on independent manufacturers and suppliers and our ability to source finished products and components at competitive prices from them; the effectiveness of our sales and marketing efforts; intense competition in the industry; business disruptions and acts of terrorism, cyber-attacks or military activities around the globe; our ability to establish and protect our intellectual property; the seasonality of our business; and our ability to develop innovative products. The company cautions that forward-looking statements are inherently less reliable than historical information. The company does not undertake any duty to update any of the forward-looking statements after the date of this document to conform them to actual results or to reflect changes in events, circumstances or its expectations. New factors emerge from time to time and it is not possible for the company to predict or assess the impact of all such factors or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement.
- Financial tables follow -

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30,
	2017	2016
Current Assets:
Cash and cash equivalents	$411,805	$219,189
Short-term investments	18,469	467
Accounts receivable, net	466,852	486,236
Inventories	558,558	588,021
Prepaid expenses and other current assets	36,113	33,514
Total current assets	1,491,797	1,327,427

Property, plant, and equipment, net	285,582	285,514
Intangible assets, net	130,300	134,724
Goodwill	68,594	68,594
Deferred income taxes	98,062	79,934
Other non-current assets	26,479	25,622
Total assets	$2,100,814	$1,921,815

Current Liabilities:
Short-term borrowings	$—	$20
Accounts payable	190,634	136,667
Accrued liabilities	170,909	166,496
Income taxes payable	22,921	29,332
Total current liabilities	384,464	332,515
Note payable to related party	—	14,629
Other long-term liabilities	47,129	43,066
Income taxes payable	10,647	10,724
Deferred income taxes	154	229
Total liabilities	442,394	401,163

Equity:
Columbia Sportswear Company shareholders' equity	1,629,292	1,499,652
Non-controlling interest	29,128	21,000
Total equity	1,658,420	1,520,652

Total liabilities and equity	$2,100,814	$1,921,815

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Net sales	$747,367	$745,714	$1,690,064	$1,659,595
Cost of sales	398,177	400,002	901,545	886,922
Gross profit	349,190	345,712	788,519	772,673
	46.7%	46.4%	46.7%	46.6%

Selling, general and administrative expenses	230,446	224,497	643,859	622,843
Net licensing income	4,143	2,415	8,947	6,279
Income from operations	122,887	123,630	153,607	156,109
Interest income, net	1,035	393	3,240	1,576
Interest expense on note payable to related party	—	(253)	(429)	(779)
Other non-operating income (expense), net	(104)	(620)	203	(736)
Income before income tax	123,818	123,150	156,621	156,170
Income tax expense	(32,716)	(36,598)	(37,950)	(43,297)
Net income	91,102	86,552	118,671	112,873
Net income attributable to non-controlling interest	3,378	2,967	6,476	5,690
Net income attributable to Columbia Sportswear Company	$87,724	$83,585	$112,195	$107,183

Earnings per share attributable to Columbia Sportswear Company:
Basic	$1.26	$1.20	$1.61	$1.54
Diluted	$1.25	$1.18	$1.59	$1.52
Weighted average shares outstanding:
Basic	69,815	69,761	69,698	69,632
Diluted	70,389	70,630	70,390	70,586

COLUMBIA SPORTSWEAR COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net income	$118,671	$112,873
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	44,660	44,478
Loss on disposal and impairment of property, plant, and equipment	970	3,646
Deferred income taxes	3,871	927
Stock-based compensation	8,277	8,454
Changes in operating assets and liabilities:
Accounts receivable	(127,003)	(106,906)
Inventories	(56,576)	(103,475)
Prepaid expenses and other current assets	2,959	429
Other assets	1,567	(2,552)
Accounts payable	(30,716)	(82,590)
Accrued liabilities	1,595	10,999
Income taxes payable	15,063	26,045
Other liabilities	4,231	2,505
Net cash used in operating activities	(12,431)	(85,167)

Cash flows from investing activities:
Purchases of short-term investments	(50,697)	(21,263)
Sales of short-term investments	32,878	21,263
Capital expenditures	(41,791)	(35,588)
Proceeds from sale of property, plant, and equipment	239	52
Net cash used in investing activities	(59,371)	(35,536)

Cash flows from financing activities:
Proceeds from credit facilities	3,374	59,277
Repayments on credit facilities	(3,374)	(61,197)
Proceeds from issuance of common stock under employee stock plans	16,056	10,742
Tax payments related to restricted stock unit issuances	(3,585)	(4,870)
Repurchase of common stock	(35,542)	(11)
Cash dividends paid	(37,617)	(35,548)
Payment of related party note payable	(14,236)	—
Net cash used in financing activities	(74,924)	(31,607)

Net effect of exchange rate changes on cash	7,142	1,729
Net decrease in cash and cash equivalents	(139,584)	(150,581)

Cash and cash equivalents, beginning of period	551,389	369,770
Cash and cash equivalents, end of period	$411,805	$219,189

Supplemental disclosures of non-cash investing and financing activities:
Capital expenditures incurred but not yet paid	$3,682	$3,656

COLUMBIA SPORTSWEAR COMPANY
Supplemental Financial Information
Net Sales Growth - Constant-currency Basis
(In millions, except percentage changes)
(Unaudited)

	Three Months Ended September 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2017	Translation	2017(1)	2016	% Change	% Change(1)
Geographical Net Sales:
United States	$456.0	$—	$456.0	$484.8	(6)%	(6)%
LAAP	123.0	2.6	125.6	112.7	9%	11%
EMEA	87.5	(3.4)	84.1	73.0	20%	15%
Canada	80.9	(2.6)	78.3	75.2	8%	4%
Total	$747.4	$(3.4)	$744.0	$745.7	—%	—%

Brand Net Sales:
Columbia	$598.3	$(2.0)	$596.3	$587.3	2%	2%
SOREL	81.7	(1.3)	80.4	87.6	(7)%	(8)%
prAna	36.8	—	36.8	38.1	(3)%	(3)%
Mountain Hardwear	29.4	—	29.4	30.5	(4)%	(4)%
Other	1.2	(0.1)	1.1	2.2	(45)%	(50)%
Total	$747.4	$(3.4)	$744.0	$745.7	—%	—%

Categorical Net Sales:
Apparel, Accessories and Equipment	$580.0	$(1.6)	$578.4	$574.1	1%	1%
Footwear	167.4	(1.8)	165.6	171.6	(2)%	(3)%
Total	$747.4	$(3.4)	$744.0	$745.7	—%	—%

	Nine Months Ended September 30,
		Adjust for	Constant-			Constant-
	Reported	Foreign	currency	Reported	Reported	currency
	Net Sales	Currency	Net Sales	Net Sales	Net Sales	Net Sales
	2017	Translation	2017(1)	2016	% Change	% Change(1)
Geographical Net Sales:
United States	$1,027.4	$—	$1,027.4	$1,049.8	(2)%	(2)%
LAAP	320.8	4.9	325.7	301.8	6%	8%
EMEA	210.2	(1.4)	208.8	183.4	15%	14%
Canada	131.7	(3.5)	128.2	124.6	6%	3%
Total	$1,690.1	$—	$1,690.1	$1,659.6	2%	2%

Brand Net Sales:
Columbia	$1,387.9	$1.4	$1,389.3	$1,357.8	2%	2%
SOREL	114.9	(1.3)	113.6	109.2	5%	4%
prAna	110.5	—	110.5	111.7	(1)%	(1)%
Mountain Hardwear	73.2	(0.1)	73.1	72.7	1%	1%
Other	3.6	—	3.6	8.2	(56)%	(56)%
Total	$1,690.1	$—	$1,690.1	$1,659.6	2%	2%

Categorical Net Sales:
Apparel, Accessories and Equipment	$1,349.7	$0.2	$1,349.9	$1,329.6	2%	2%
Footwear	340.4	(0.2)	340.2	330.0	3%	3%
Total	$1,690.1	$—	$1,690.1	$1,659.6	2%	2%
(1) Constant-currency net sales information is a non-GAAP financial measure, which excludes the effect of changes in foreign currency exchange rates against the U.S. dollar between comparable reporting periods. The Company calculates constant-currency net sales by translating net sales in foreign currencies for the current period into U.S. dollars at the average exchange rates that were in effect during the comparable period of the prior year.